Exhibit 24(b)(10) – Consent of Ernst and Young LLP, Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in Post-Effective Amendment No. 55 to the Registration Statement (Form N-4, No. 033-59261) of Separate Account B of Voya Insurance and Annuity Company, and to the use  therein of our reports dated  (a) April 12, 2019, with respect to the financial statements of Voya Insurance and Annuity Company and (b) April 16, 2019, with respect to the financial statements of Separate Account B of Voya Insurance and Annuity Company.

/s/ Ernst & Young LLP

Philadelphia, PA 19103
April 23, 2019